Exhibit 10.9

AMENDMENT NO. 1
TO
PROMISSORY NOTE

This Amendment No. 1 (this “Amendment”) is made effective as of February 11, 2014 by and between DE Acquisition 2, Inc., a Delaware corporation (“Maker”), and _________ (the “Payee”).

A.
The Payee is the true, lawful, present and sole legal and beneficial owner of that certain Promissory Note (the “Note”) dated __________ and issued by Maker in an original principal amount of $_________.

B.	Maker and the Payee each desire to amend the Note to alter the terms of repayment, on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Note.

2.     Amendments to the Note.  The Note is hereby amended as follows:

a.      The reference to “_________” in the first paragraph of the Note is hereby replaced with “January 31, 2016.”

b.      Clause (ii) in the first paragraph of the Note is hereby replaced in its entirety with “(ii) the date that the Maker (or a wholly owned subsidiary of the Maker) consummates one or more private placements of debt or equity securities resulting in aggregate gross proceeds of $10,000,000”.

c.      Each reference to this “Promissory Note” in the Note will hereafter be deemed to refer to the Note as amended hereby.

3.      Payee Affirmation. Payee represents that the Note and any rights or interests therein have not been endorsed, and have not been pledged, hypothecated, sold, delivered, deposited under any agreement, transferred or assigned, or disposed of in any manner by Payee or on its behalf.  Neither Payee nor anyone on Payee’s behalf has signed any power of attorney, assignment or authorization respecting the Note.

4.      Limited Effect.  Except as expressly provided hereby, all of the terms and provisions of the Note are and will remain in full force and effect.

5.      Successors and Assigns.  This Amendment will inure to the benefit of and be binding upon Borrower and Lender and each of their respective successors and assigns.

6.      Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

7.      Counterparts.  This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Promissory Note as of the date first set forth above.

MAKER:
DE ACQUISITION 2, INC.

By
Its

PAYEE: